Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated April 25, 1996, incorporated by reference in Heilig-Meyers Company's Form 8-K/A dated February 19, 1997 and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 23, 1997